                                                                       Exhibit 5

                                  March 9, 2007

PolyMedica Corporation
701 Edgewater Drive, Suite 360
Wakefield, Massachusetts 01880

Ladies and Gentlemen:

          We have acted as counsel to PolyMedica Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to (A) the resale by the holders thereof of (i) up to $180,000,000 aggregate principal amount of the Company's 1.00% Convertible Subordinated Notes due September 15, 2011 (the "Notes"), and (ii) the shares (the "Conversion Shares") of common stock, par value $0.01 (the "Common Stock") issuable upon conversion of the Notes, and (B) the issuance and/or sale from time to time of an indeterminate number of (i) shares of Common Stock of the Company (the "Shelf Shares"), (ii) shares of Preferred Stock of the Company, par value $0.01 per share (the "Preferred Shares"), (iii) senior and subordinated debt securities of the Company (the "Debt Securities"), (iv) warrants to purchase equity securities (the "Warrants") and (v) units comprised of any of the foregoing (the "Units" and, collectively with the Notes, the Conversion Shares, the Shelf Shares, the Preferred Shares, the Debt Securities and the Warrants, the "Offered Securities"). The Shelf Shares, Preferred Shares, Debt Securities, Warrants and Units are collectively referred to herein as the "Future Securities."

          The Notes were issued pursuant to an indenture (the "Indenture"), dated as of September 19, 2006, between the Company and LaSalle National Bank Association, as trustee (the "Indenture"). The Preferred Shares may be issued in one or more series pursuant to the Company's Restated Articles of Organization, as it may be amended from time to time, and pursuant to one or more Certificates of Designation for Preferred Shares

March 9, 2007
Page 2


that may be filed with the Secretary of State (or similar authority) of the Commonwealth of Massachusetts. The Debt Securities may be issued in one or more series pursuant to one or more indentures between the Company and a trust company or a banking institution organized under the laws of the United States or one of the states thereof, as trustee. The Warrants may be issued pursuant to one or more warrant agreements between the Company and a trust company or a banking institution organized under the laws of the United States or one of the states thereof, as warrant agent (each a "Warrant Agreement"). The Units may be issued pursuant to one or more unit agreements between the Company and a trust company or a banking institution organized under the laws of the United States or one of the states thereof, as agent (each a "Unit Agreement"). The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act by the Company or by selling securityholders.

          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (A) the Restated Articles of Organization of the Company, as amended; (B) the Registration Statement; (C) the prospectus contained within the Registration Statement; (D) the Indenture; and
(E) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based upon and subject to the foregoing and assuming that (A) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Offered Securities are offered or issued as contemplated by the Registration Statement,
(B) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (C) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference,
(D) all Offered Securities will be issued and sold in compliance with applicable federal and state

March 9, 2007
Page 3


securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (E) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (F) the Future Securities will be duly authorized, created and, if appropriate, reserved for issuance, and
(G) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

          1. Notes. The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. Conversion Shares. Following the issuance upon conversion of the Notes in accordance with their terms, the Conversion Shares will be validly issued, fully paid and nonassessable.

          3. Shelf Shares. Assuming (A) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company's board of directors, (B) in the case of any Shelf Shares to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, and (C) in the case of any Shelf Shares to be issued upon the exchange or conversion of Preferred Shares that are exchangeable for or convertible into Shelf Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Shelf Shares (including any Shelf Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

          4. Preferred Shares. Assuming that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when (A) a Certificate of Designation fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State (or similar authority) of the Commonwealth of Massachusetts and accepted for record, (B) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company's board of directors, and (C) in the case of any Preferred Shares to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, such Preferred Shares (including any Preferred Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

March 9, 2007
Page 4


          5. Debt Securities. Assuming that the issuance and terms of any series of Debt Securities and the terms of the offering thereof have been duly authorized, when (A) the indenture relating to the Debt Securities has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, (B) the terms of the Debt Securities to be issued under any indenture and of their issuance and sale have been duly established in conformity with any related indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (C) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          6. Warrants. Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (A) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, (B) the terms of such Warrants have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (C) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Offered Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          7. Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized, when (A) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by the Company and the agent appointed by the Company,
(B) the terms of such Units have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (C) such Units or certificates representing such Units have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting

March 9, 2007
Page 5


agreement, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinions expressed above with respect to enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought considered in a proceeding at law or in equity). The opinions are also subject to (A) the Registration Statement becoming effective pursuant to applicable law and (B) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

          The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the Commonwealth of Massachusetts and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Weil, Gotshal & Manges LLP